Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.41 PER SHARE FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 4, 2016 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2016. Normalized FFO for the three months ended March 31, 2016 totaled $0.41 per diluted common share. Revenue for the first quarter grew by $3.6 million to $100.0 million compared to the same quarter in 2015. The Company reported net income of $9.2 million for the quarter.

Salient highlights include:

•	Normalized FFO for the first quarter grew 8.9% year-over-year to $41.7 million. Over the same time period, normalized FFO per share increased 5.1%.

•	For the trailing twelve months ended March 31, 2016, same store revenue grew 3.9%, operating expenses increased 1.9%, and same store NOI grew 5.1%.

•	Average same store occupancy increased to 89.7% from 88.9% a year ago – a 60 basis point increase in multi-tenant and a 140 basis point increase in single-tenant net lease.

•	Same store revenue per average occupied square foot increased 2.9% over the prior year – 3.2% for multi-tenant properties and 1.6% for single-tenant net lease.

•	Leasing activity totaled 547,000 square feet related to 148 leases:

◦	407,000 square feet renewed, including 335,000 square feet in the same store properties

◦	140,000 square feet new and expanded

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	Contractual rent increases occurring in the quarter averaged 2.9%

◦	Cash leasing spreads were 7.2% on 335,000 square feet renewed: 2% of square feet (<0% spread), 10% (0-3%), 48% (3-4%) and 40% (>4%)

◦	Tenant retention was 87.2%

◦	The average yield on renewed leases increased 120 basis points

•
In March 2016, the Company acquired a 100% leased, 69,700 square foot medical office building in Seattle, Washington for a purchase price of $38.3 million. The property is located 0.24 miles from UW Medicine's Northwest Hospital and Medical Center campus where the Company purchased a 60,400 square foot on-campus medical office building in November 2015.

•
In April 2016, the Company acquired a 100% leased, 46,600 square foot medical office building in Seattle, Washington for a purchase price of $21.6 million. The property is located on UW Medicine's Valley Medical Center campus.

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•
During the first quarter, the Company sold 2.4 million shares through the at-the-market (ATM) program, generating net proceeds of $69.7 million. In April 2016, the Company sold an additional 0.6 million shares through the ATM, generating net proceeds of $17.0 million.

•	A dividend of $0.30 per common share was declared, which is equal to 73.2% of normalized FFO per share.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of March 31, 2016, the Company had investments of approximately $3.4 billion in 199 real estate properties located in 30 states totaling approximately 14.3 million square feet. The Company provided leasing and property management services to approximately 9.9 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real estate properties:	3/31/2016	12/31/2015
Land	$201,157	$198,585
Buildings, improvements and lease intangibles	3,181,748	3,135,893
Personal property	9,881	9,954
Construction in progress	31,669	19,024
Land held for development	17,434	17,452
Total real estate properties	3,441,889	3,380,908
Less accumulated depreciation and amortization	(790,819)	(761,926)
Total real estate properties, net	2,651,070	2,618,982
Cash and cash equivalents	2,174	4,102
Assets held for sale and discontinued operations, net	706	724
Other assets, net	187,665	186,416
Total assets	$2,841,615	$2,810,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,418,347	$1,424,992
Accounts payable and accrued liabilities	66,013	75,489
Liabilities of discontinued operations	20	33
Other liabilities	64,236	66,963
Total liabilities	1,548,616	1,567,477
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 104,249 and 101,517 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1,042	1,015
Additional paid-in capital	2,533,130	2,461,376
Accumulated other comprehensive income	(1,527)	(1,569)
Cumulative net income attributable to common stockholders	918,841	909,685
Cumulative dividends	(2,158,487)	(2,127,760)
Total stockholders' equity	1,292,999	1,242,747
Total liabilities and stockholders' equity	$2,841,615	$2,810,224

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Rental income	$98,740	$95,034
Mortgage interest	—	31
Other operating	1,281	1,391
	100,021	96,456
Expenses
Property operating	35,406	34,263
General and administrative	10,246	6,738
Depreciation	27,693	26,387
Amortization	2,700	2,667
Bad debts, net of recoveries	(39)	(207)
	76,006	69,848
Other Income (Expense)
Interest expense	(14,938)	(18,322)
Impairment of real estate assets	—	(3,328)
Interest and other income, net	86	91
	(14,852)	(21,559)

Income From Continuing Operations	9,163	5,049

Discontinued Operations
Income (loss) from discontinued operations	(7)	333
Income (Loss) From Discontinued Operations	(7)	333

Net Income	$9,156	$5,382
Basic Earnings Per Common Share:
Income from continuing operations	$0.09	$0.05
Discontinued operations	0.00	0.00
Net income	$0.09	$0.05
Diluted Earnings Per Common Share:
Income from continuing operations	$0.09	$0.05
Discontinued operations	0.00	0.00
Net income	$0.09	$0.05
Weighted Average Common Shares Outstanding—Basic	101,432	98,360
Weighted Average Common Shares Outstanding—Diluted	102,165	99,137

(1)
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1)
(amounts in thousands, except per share data)
(Unaudited)

Non-GAAP Measures
Management considers funds from operations ("FFO"), FFO per share, normalized FFO, and normalized FFO per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

Three Months Ended March 31
	2016	2015
Net Income	$9,156	$5,382
Gain on sales of real estate properties	—	—
Impairments of real estate assets	—	3,328
Real estate depreciation and amortization	30,800	29,370
Total adjustments	30,800	32,698
Funds From Operations	$39,956	$38,080
Acquisition costs (2)	1,618	38
Severance expense	—	141
Revaluation of awards upon retirement	89	—
Normalized Funds From Operations	$41,663	$38,259
Funds from Operations per Common Share—Diluted	$0.39	$0.38
Normalized Funds From Operations Per Common Share—Diluted	$0.41	$0.39
FFO Weighted Average Common Shares Outstanding	102,165	99,137

(1)
FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

Management believes FFO, FFO per share, Normalized FFO, and Normalized FFO per share provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, and Normalized FFO per share can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. However, these measures do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, FFO per share, Normalized FFO, and Normalized FFO per share should not be considered as an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities as a measure of liquidity.

(2)	Acquisition costs in Q1 2016 includes a credit to the seller related to a loan prepayment, broker's commission and excise tax.

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